Exhibit 10.10

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

February 1, 2013,

among

BARCLAYS BANK PLC,

as Bank Collateral Agent under the Credit Agreement,

and as Notes Foreign Collateral Agent under the Indenture,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Notes Collateral Agent under the Indenture,

EACH GRANTOR

and

each Additional Agent from time to time party hereto

Table of Contents

		Page

	ARTICLE I

	Definitions

SECTION 1.01.	Construction; Certain Defined Terms	1

	ARTICLE II

	Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.	Priority of Claims	9
SECTION 2.02.	Actions With Respect to Shared Collateral; Prohibition on Contesting Liens	10
SECTION 2.03.	No Interference; Payment Over; No New Liens	11
SECTION 2.04.	Automatic Release of Liens; Amendments to Security Documents	12
SECTION 2.05.	Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings	13
SECTION 2.06.	Reinstatement	14
SECTION 2.07.	Insurance	14
SECTION 2.08.	Refinancings	14
SECTION 2.09.	Certain Cash Collateral	15
SECTION 2.10.	Possessory Collateral Agent as Gratuitous Bailee for Perfection	15

	ARTICLE III

	Existence and Amounts of Liens and Obligations

	ARTICLE IV

	The Applicable Collateral Agent

SECTION 4.01.	Appointment and Authority	16
SECTION 4.02.	Rights as a Secured Party	17
SECTION 4.03.	Exculpatory Provisions	17
SECTION 4.04.	Reliance by Collateral Agents	19
SECTION 4.05.	Delegation of Duties	20
SECTION 4.06.	Non-Reliance on Collateral Agent and other Secured Parties	20
SECTION 4.07.	Indemnity	20

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FIRST LIEN INTERCREDITOR AGREEMENT, dated as of February 1, 2013 (as amended or supplemented from time to time, this “Agreement”), among BARCLAYS BANK PLC, as Bank Collateral Agent for the Credit Agreement Secured Parties (in each case, as defined below) and as Notes Foreign Collateral Agent for the Indenture Secured Parties, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent (the “Notes Collateral Agent”) for the Indenture Secured Parties (in each case, as defined below), each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties (as defined below) of the Series with respect to which it is acting in such capacity.

RECITALS

WHEREAS, Flash Dutch 1 B.V. (“Holdings”), Flash Dutch 2 B.V. (the “Dutch Borrower”), U.S. Coatings Acquisition Inc. (the “U.S. Borrower”) and Coatings Co. U.S. Inc. (“U.S. Holdings”) and, the Lenders party thereto from time to time and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders are party to a Credit Agreement, dated as of February 1, 2013 (the “Credit Agreement”), pursuant to which, among other things, the lenders party thereto have agreed, subject to the terms and conditions set forth therein and in the other Loan Documents (as defined therein), to make certain loans and financial accommodations to the Company.

WHEREAS, Flash Dutch 2 B.V. and U.S. Coatings Acquisition Inc., each as co-issuers (collectively, the “Company”), Holdings, certain of the co-issuers’ subsidiaries party thereto from time to time and Wilmington Trust, National Association, as trustee, principal paying agent, transfer agent and collateral agent, are party to that certain Senior Secured Notes Indenture, dated as of February 1, 2013 (the “Indenture”), relating to the Company’s €250,000,000 of 5.75% Senior Secured Notes due 2021 (the “2021 Notes”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Indenture Secured Parties), the Notes Foreign Collateral Agent (for itself and on behalf of the Indenture Secured Parties) and each Additional Agent (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement unless the context requires otherwise, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Secured Parties of each Series that the Additional Secured Parties with respect to any Series of Additional Obligations (and not the Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (w) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (x) the security interest of such Series of Obligations in any of the Collateral securing any other Series is not enforceable, (y) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations or (z) a Guarantee of such Series of Obligations is unenforceable (any such condition, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Additional Obligations, the results of such Impairment shall be borne solely by the holders of such Series, and the rights of the holders of such Series (including, without limitation, the right to receive distributions in respect of such Series pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), then, subject to Section 2.05(a), any reference to such Obligations or the documents governing such Obligations shall refer to such obligations or such documents as so modified.

(c) Any references herein to provisions of the Bankruptcy Code, and the use of concepts or terms that find meaning in connection therewith (e.g., “debtor-in-possession”) shall be deemed to refer as well to similar provisions, concepts or terms under any other Bankruptcy Law. Any references herein to a security interest being “perfected” shall be deemed to refer to perfection under the Uniform Commercial Code of any U.S. jurisdiction and to similar provisions, concepts or terms under the law of any other jurisdiction (it being understood that in jurisdictions where no such similar provisions, concepts or terms exist, the term “perfected” shall not be given any effect hereunder).

(d) Each Security Document is subject to the terms of this Agreement. In the event of a conflict between the terms of any Security Document and this Agreement, the terms of this Agreement will prevail.

(e) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit Agreement controlling, in the event of discrepancies. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means, in respect of any Series of Additional Obligations, the collateral agent, the administrative agent and/or trustee (as applicable) under the applicable Additional Agreement that is designated as “Additional Agent” in the applicable Joinder delivered pursuant to Section 5.02(c) in respect of such Series of Additional Obligations, in each case, together with its successors in such capacity.

“Additional Agreement” shall mean any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, or evidencing the incurrence by any Grantor of, Additional Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c).

“Additional Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding, in each case, that have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c), but which shall not include the Credit Agreement Obligations or the Indenture Obligations.

“Additional Secured Party” means the holders of any Additional Obligations and any Additional Agent with respect thereto.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Cut-Off Date (and for these purposes, the Cut-Off Date shall be deemed to have not yet occurred at any time that it has been stayed, deemed not to have occurred or rescinded pursuant to the proviso in the definition thereof), the Bank Collateral Agent and (ii) from and after the time referred to in clause (i), the Major Non-Controlling Collateral Agent.

“Bank Collateral Agent” means Barclays Bank PLC, in its capacity as Collateral Agent (as defined in the Credit Agreement) together with its successors in such capacity.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership concurso mercantil, quiebra or similar law, including laws for the relief of debtors, in effect in any jurisdiction, including outside of the United States of America.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London, England are authorized or required by law or regulation to close.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Bank Collateral Agent, (ii) in the case of the Indenture Obligations, the Notes Collateral Agent and the Notes Foreign Collateral Agent, as applicable, and (iii) in the case of any Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder.

“Company” shall have the meaning assigned to such term in the recitals to this Agreement.

“Controlling Secured Parties” means the Series of Secured Parties whose Collateral Agent is the Applicable Collateral Agent.

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement, including, without limitation, the Obligations in respect of the Foreign Guarantor Provisions (as defined in the Credit Agreement) pursuant to Schedule 1.16 of the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Credit Documents” means (i) the “Loan Documents” as defined in the Credit Agreement, (ii) the Indenture, the 2021 Notes, the “Notes Security Documents” (as defined in the Indenture) and the Notes Foreign Collateral Documents and (iii) any corresponding term(s) in any Additional Agreement. For the avoidance of doubt, the Credit Documents for any Series shall be deemed to include all guarantees and Security Documents securing such Series.

“Cut-Off Date” means, with respect to any Major Non-Controlling Collateral Agent, the date which is at least 90 days (throughout which 90 day period such Person was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default

(under and as defined in the Credit Documents under which such Major Non-Controlling Collateral Agent is the Collateral Agent) and (ii) the Applicable Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Major Non-Controlling Collateral Agent certifying that (x) such an Event of Default has occurred and is continuing and (y) the Obligations of the Series with respect to which such Major Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document; provided the Cut-Off Date shall be stayed and shall not occur and shall be deemed not to have occurred and be rescinded (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral or (2) at any time any Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Obligations, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under such Series, (b) payment in full of all other Obligations (other than indemnification and contingent obligations for which no claim has been made) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into arrangements satisfactory to the relevant Collateral Agent with respect to all letters of credit issued and outstanding under such Series, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the such Series, if any.

“Event of Default” means any Event of Default under and as defined in the Credit Agreement, the Indenture or an Additional Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.

“Grantors” means Holdings, the Company and any other Person that has granted a security interest pursuant to any Security Document to secure any Series of Obligations.

“Grantor Joinder” means the document required to be delivered by a Grantor pursuant to Section 5.16.

“Guarantee” means any guarantee of the Credit Agreement Obligations, the Indenture Obligations or any Additional Obligations provided under or pursuant to any Credit Document.

“Guarantor” means Holdings and any other Person that has provided a Guarantee.

“Holdings” shall have the meaning assigned to such term in the recitals to this Agreement.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“Indenture Obligations” means the “Secured Obligations” as defined in the Notes Security Agreements and any equivalent term in the Notes Foreign Collateral Documents, including, without limitation, the Secured Obligations in respect of Parallel Debt (as defined in the Indenture) pursuant to Section 11.7 of the Indenture.

“Indenture Secured Parties” means the “Secured Parties” as defined in the Indenture and any equivalent term in the Notes Security Agreements and Notes Foreign Collateral Documents.

“Insolvency or Liquidation Proceeding” means:

(1) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Grantor, or of a substantial part of the property or assets of any Grantor, under the Bankruptcy Code or any Bankruptcy Law, (ii) the appointment of a receiver, trustee, custodian, conciliador, síndico, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor or (iii) the winding up or liquidation of any Grantor; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(2) any Grantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any Bankruptcy Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (1) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, conciliador, síndico, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b).

“Joinder” means the document required to be delivered by a Collateral Agent to the Applicable Collateral Agent pursuant to (i) clause (ii) of Section 5.02(c) in order to create a Series of Additional Obligations or (ii) Section 2.08.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, security interest, deposit arrangement or similar encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, the Collateral Agent (other than the Bank Collateral Agent at such time) of the Series of Obligations that constitutes the then largest outstanding principal amount of any outstanding Series of Obligations (excluding the Credit Agreement Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, each Collateral Agent that is not the Applicable Collateral Agent.

“Notes Collateral Agent” means Wilmington Trust, National Association, in its capacity as Collateral Agent (as defined in the Indenture) and Trustee (as defined in the Indenture) under the Indenture, in each case, together with its successors in such capacity.

“Notes Foreign Collateral Agent” means Barclays Bank PLC, in its capacity as a collateral sub-agent for the benefit of the Indenture Secured Parties under the Indenture, together with its successors in such capacity.

“Notes Foreign Collateral Document” means those certain Security Documents among certain subsidiaries of the Company and the Notes Foreign Collateral Agent which purport to grant a security interest to the Notes Foreign Collateral Agent for the benefit of the Indenture Secured Parties.

“Notes Security Agreements” means that certain Security Agreement dated as of February 1, 2013, among Holdings, the Company, certain subsidiaries of the Company and the Notes Collateral Agent, and any other security agreement, mortgage, charge, pledge, deed of trust or hypothecation pursuant to which a Lien is granted to the Notes Collateral Agent securing the Indenture Obligations, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means the Credit Agreement Obligations, the Indenture Obligations and each Series of Additional Obligations.

“Party” means a party to this Agreement. The term “Parties” means any of them.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code as in effect in any U.S. jurisdiction or the law of any non-U.S. jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement or instrument. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” of any person shall mean any executive officer or the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller (or the equivalents in the relevant jurisdictions) of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Secured Parties” means the Credit Agreement Secured Parties, the Indenture Secured Parties and the Additional Secured Parties with respect to each Series of Additional Obligations.

“Security Documents” means each agreement, instrument or other document entered into in favor of any Collateral Agent, or any Collateral Agent and any other Secured Parties, for purposes of securing any Series of Obligations.

“Series” means (a) with respect to the Secured Parties, each of the Credit Agreement Secured Parties (in their capacities as such), the Indenture Secured Parties (in their capacity as such) and the Additional Secured Parties that become subject to this Agreement that are represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties), (b) with respect to any Obligations, each of the Credit Agreement Obligations, the Indenture Obligations and the Additional Obligations that pursuant to any Joinder, are to be represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of fewer than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral, cash or other assets, as applicable, shall constitute

Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time, and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims.

(a) Anything contained herein or in any of the Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or otherwise, or any Collateral Agent or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, then the proceeds of any sale, collection or other liquidation or disposition of any such Shared Collateral received by any Collateral Agent or any Secured Party and proceeds of any such distribution (all proceeds of any such sale, collection or other liquidation or disposition of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied in the following order:

(i) FIRST, to (A) the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any Credit Document or Security Document, (B) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by such Collateral Agent or any of its related Secured Parties in connection therewith, including all court costs and the fees and expenses of agents and legal counsel, and (C) in the case of any such payment pursuant to any such intercreditor agreement, to the payment of all costs and expenses incurred by such Collateral Agent or any of its related Secured Parties in enforcing its rights thereunder to obtain such payment;

(ii) SECOND, subject to Section 1.01(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the Obligations of each Series on a ratable basis in accordance with the amounts of such Obligations owed to them on the date of any such distribution and the terms of the applicable Credit Documents;

(iii) THIRD, after the Discharge of the Obligations of each Series, to the Company or any Grantor, as applicable, their successor or assigns, or as a court of competent jurisdiction may otherwise direct.

(b) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(c) [reserved].

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code as in effect in any U.S. jurisdiction, or any other applicable law or the Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Secured Party hereby agrees that (i) the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Secured Parties as provided herein.

(e) Calculations by the Collateral Agents and the other Secured Parties under this Agreement of amounts of Obligations outstanding shall be made using the Dollar Equivalent (as defined in the Credit Agreement) of all such amounts.

(f) If Proceeds with respect to any Shared Collateral are allocated pursuant to Section 2.01(a) to any Series of Secured Parties that lacked a valid and perfected security interest, or was subject to Impairment, with respect to such Shared Collateral (the “Second Series”), such payment shall be deemed to be only as between the Secured Parties hereunder, and shall not relate to, nor affect in any way, the Obligations owed to the Second Series by the Grantors, and the Series of Obligations of the Secured Parties that had a valid and perfected security interest in such Shared Collateral that was not subject to Impairment shall be subrogated to the rights of the Second Series to the extent of such Proceeds.

SECTION 2.02. Actions With Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Applicable Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Collateral Agent shall not be obligated to, and shall not, follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Collateral Agent (or any other Secured Party other than the Controlling Secured Parties) and (iii) no Non-Controlling Collateral Agent or other Secured Party (other than the Controlling Secured Parties) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other Secured Party may file a proof of claim or statement of interest with respect to the Obligations owed to the Secured Parties; (ii) any Collateral Agent or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of the Liens provided in Section 2.04; and (iii) any Collateral Agent or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens (but subject to Section 2.01(a)), the Applicable Collateral Agent may deal with the Shared Collateral as if the Applicable Collateral Agent had a senior and exclusive Lien on such Collateral. No other Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent or any other exercise by the Applicable Collateral Agent of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b) The Collateral Agents agree that they will not accept any Lien on any asset of any Grantor securing Obligations of any Series for the benefit of any Series of Secured Parties other than pursuant to Security Documents, other than (i) any funds deposited for the discharge or defeasance of any Obligations of any Series and (ii) any rights of set-off under the Credit Documents for any Series.

(c) Each Collateral Agent and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(d) Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.

SECTION 2.03. No Interference; Payment Over; No New Liens.

(a) Each Secured Party agrees that (i) it will not challenge or question, or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party from challenging or questioning the validity or enforceability of any Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code or any similar provision of foreign law; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct any Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by any Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement), (iv) it will not institute any suit or assert in any Insolvency or Litigation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and the Applicable Collateral Agent or other Secured Party shall not be liable for any action taken or omitted to be taken by such Applicable Collateral Agent or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement and (vi) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Secured Party to enforce this Agreement in accordance with its terms.

(b) Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04. Automatic Release of Liens; Amendments to Security Documents.

(a) If, at any time, the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, and in connection therewith takes action to release any Liens over such Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. Each Collateral Agent agrees to promptly execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04(a).

(b) Each Secured Party agrees that if the Applicable Collateral Agent enters into any amendment to any Security Document relating to the Series of Obligations for which the Applicable Collateral Agent is acting, the Company may require each other Collateral Agent to enter into corresponding amendments to the Security Documents governing the Series of Obligations for which such Collateral Agent is acting so long as (i) the effect of such amendments are consistent with the effect to the Security Documents for the Series of Obligations for which the Applicable Collateral Agent is acting, (ii) the effect of such amendment is not to release or subordinate the Liens securing such Series of Obligations or otherwise adverse to the holders of such Series of Obligations (except to the extent already permitted by the Credit Documents governing such Series of Obligations) and (iii) the Company delivers a certificate of an executive officer of the Company to such Collateral Agent stating that the requirements of this sentence have been satisfied.

SECTION 2.05. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor or any of its subsidiaries. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each Series of Obligations, then, to the extent the debt obligations distributed on account of each Series of Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision of foreign law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of foreign law, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, in each case unless the Applicable Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of Controlling Secured Parties, each other Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each other Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection with respect to Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Secured Parties of any Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any collateral securing such Series that is not Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable to such Obligations until all such Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As among the Secured Parties, following the occurrence of an Event of Default, the Applicable Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral solely to the extent the Secured Parties or holders of any Series of Obligations possess such right under the Credit Documents, and the Applicable Collateral Agent shall apply the proceeds received from any such adjustment, settlement or award in accordance with the provisions of Section 2.01.

SECTION 2.08. Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof in compliance with Section 5.02(c); provided that nothing in this Section shall affect any limitation on any such Refinancing that is set forth in the Credit Documents of any such other Series; and provided, further that, if any obligations of the Grantors in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, then such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and the Collateral Agent and any Additional Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder. The Grantors and the Secured Parties agree to enter into any documents or take any other actions reasonably necessary to preserve the priorities provided for herein in light of, and after giving effect to, such Refinancing.

SECTION 2.09. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Credit Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Administrative Agent (as defined in the Credit Agreement) pursuant to Section 2.18 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.10. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Applicable Collateral Agent, and the Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party with a Lien over such Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10); provided that at any time after the Discharge of Obligations of the Series for which the Applicable Collateral Agent is acting, the Applicable Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Applicable Collateral Agent (after giving effect to the Discharge of such Obligations) together with any necessary endorsements reasonably requested by the Applicable Collateral Agent (or make such other arrangements as shall be reasonably requested by the Applicable Collateral Agent to allow the Applicable Collateral Agent to obtain control of such Possessory Collateral).

(b) Pending delivery to the Applicable Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.10 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01. Appointment and Authority.

(a) Each of the Secured Parties hereby irrevocably appoints and authorizes the Applicable Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Collateral Agent and any co-agents, sub-agents, delegates, receivers and attorneys-in-fact appointed by the Applicable Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV (as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Security Documents) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Applicable Collateral Agent to facilitate and effect actions taken or intended to be taken by the Applicable Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Applicable Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Collateral Agent for such purposes.

(b) Each Secured Party acknowledges and agrees that, subject to the express terms of this Agreement, the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in any of the Security Documents, without regard to any rights to which the holders of the Secured Obligations would otherwise be entitled as a result of such Secured Obligations. Without limiting the foregoing, each Secured Party agrees that no Collateral Agent or other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to such Secured Party or any Series of Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Secured Party from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent for any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Collateral Agent or any Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or in connection with the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Collateral Agent or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its subsidiaries, as debtor-in-possession, in each case, except as a result of a breach of this Agreement.

SECTION 4.02. Rights as a Secured Party.

(a) The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “Indenture Secured Party,” “Indenture Secured Parties,” “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 4.03. Exculpatory Provisions.

(a) No Collateral Agent shall have any duties or obligations under this Agreement except those expressly set forth herein. Without limiting the generality of the foregoing, each Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers contemplated hereby and such Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its affiliates that is communicated to or obtained by the entities serving as a Collateral Agent or any of its affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. Each Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default under any Series of Obligations unless and until notice describing such Default or Event of Default and referencing the applicable agreement is given to such Collateral Agent at the address provided in Section 5.01 by the Collateral Agent of such Obligations or a Grantor;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement (except for its representations and warranties set forth in Article V) or any Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Obligations or (6) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent;

(vi) shall not be required to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it;

(vii) need not segregate money held in trust hereunder from other funds except to the extent required by law. No Collateral Agent shall be liable for interest on any money received by it hereunder except as otherwise agreed in writing; and

(viii) beyond the exercise of reasonable care in the custody thereof, no Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and no Collateral

Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(b) Upon any payment or distribution of assets hereunder, the Collateral Agents and the Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to any Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

(c) In the event that, following a foreclosure in respect of any Collateral, the Applicable Collateral Agent acquires title to any portion of such Collateral or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Applicable Collateral Agent’s sole discretion may cause the Applicable Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Applicable Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Applicable Collateral Agent reserves the right, instead of taking such action, to either resign as the Applicable Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(d) The rights and protections of the Collateral Agents set forth herein shall also be applicable to each Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents.

SECTION 4.04. Reliance by Collateral Agents. Each Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Collateral Agent may consult with legal counsel (who may be counsel for the Company, a Collateral Agent or counsel of its choice), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. Any Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents, delegates or attorneys-in-fact appointed by such Collateral Agent and shall not be responsible for acts or omissions of any such sub-agents, delegates or attorneys-in-fact appointed by it with due care. Any Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of any Collateral Agent and any such sub-agent.

It is the purpose of this Section that there shall be no violation of any law of any jurisdiction (including particularly the law of any sovereign state) denying or restricting the right of the Applicable Collateral Agent to transact business or bring legal proceedings in such jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of the enforcement thereof on default, or in the case the Applicable Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Applicable Collateral Agent or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Applicable Collateral Agent appoint an individual or institution as a collateral agent or agent. The following provisions of this Section are adopted to these ends.

In the event that the Applicable Collateral Agent appoints an additional individual or institution as a collateral agent or agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Applicable Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or agent but only to the extent necessary to enable such collateral agent or agent to exercise such powers, rights and remedies.

SECTION 4.06. Non-Reliance on Collateral Agent and other Secured Parties. Each Secured Party acknowledges that it has not relied upon any Collateral Agent or any other Secured Party or any of their Affiliates in making its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Secured Party also acknowledges that in the future it will not reply upon any Collateral Agent or any other Secured Party or any of their Affiliates in making its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.07. Indemnity. The Company, failing which the other Grantors, shall reimburse each Collateral Agent (which, for purposes of this Section, shall include its officers, directors, employees, agents, delegates, counsel and any receiver appointed under this Agreement) upon request for all properly incurred, reasonable and documented out-of-pocket expenses incurred or made by it in connection with this Agreement. Such expenses shall include the properly incurred, reasonable and documented compensation and expenses, disbursements and advances of each Collateral Agent’s agents, delegates, counsel, accountants and experts and any receiver appointed by the Collateral Agent. The Grantors jointly and severally shall indemnify each Collateral Agent (which for purposes of this Section shall include its officers, directors, employees, agents delegates and counsel and any receiver appointed under this Agreement) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred, reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of each Collateral Agent’s performance of its duties hereunder and under applicable law, including the costs and expenses of enforcing this Agreement and any Collateral hereunder and defending itself against or investigating any claim. The obligation to pay such amounts shall survive the payment in full or defeasance of the Obligations or the removal or resignation of any such Collateral Agent. Each Collateral Agent shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve any Grantor of its indemnity obligations hereunder. The Company may defend the claim and such Collateral Agent shall provide reasonable cooperation in the defense thereof. The Company or the other Grantors, as applicable, shall pay the properly incurred, reasonable and documented fees and expenses of one primary counsel (and, if reasonably necessary, one local counsel in each relevant jurisdiction) for each Collateral Agent. The Company and the other Grantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by any Collateral Agent through such Collateral Agent’s own willful misconduct or gross negligence. No provision of this Agreement requires a Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction. The provisions of this Section 4.07 shall survive the termination of this Agreement or the resignation or removal of any Collateral Agent.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Collateral Agent herein by the Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Notes Collateral Agent, to it at Wilmington Trust, National Association, 246 Goose Lane, Suite 105, Guilford, CT 06437 (Fax No. (203) 453-1183);

(b) if to the Bank Collateral Agent or the Notes Foreign Collateral Agent, to it at Barclays Bank PLC, 745 Seventh Avenue, New York, NY 10019 (Fax No. (212) 526-5115);

(c) if to any Additional Agent, to it at the address set forth in the applicable Joinder; and

(d) if to any of the Grantors, to Barley Mill Plaza 21, 4417 Lancaster Pike, Wilmington, DE 19805, Attn: Lisa Pissante, General Counsel (Fax No. (302) 992-2630) with a copy to The Carlyle Group, 1001 Pennsylvania Avenue Northwest, Washington, DC 20004, Attn: Martin Summer; Wesley Bieligk (Fax No. (202) 347-1818).

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02. Waivers; Amendment.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement or any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder) only pursuant to an agreement or agreements in writing entered into by each Collateral Agent. Notwithstanding the foregoing no provision of this Agreement may be terminated, waived, amended or modified without the prior written consent of the Company if such termination, waiver, amendment or modification would adversely affect any Grantor. Notwithstanding the foregoing, without the consent of any Secured Party or any other Collateral Agent, (i) the Collateral Agent for any Additional Obligations may become a party hereto in accordance with Section 5.02(c), (ii) any Subsidiary of the Company may become a party hereto in accordance with Section 5.16 and (iii) the Applicable Collateral Agent may effect amendments and modifications to this Agreement (which may be in the form of an amendment and restatement) to the extent the Applicable Collateral Agent reasonably deems necessary to incorporate Additional Obligations into this Agreement.

(c) So long as permitted by the Credit Documents then in effect, the Company may from time to time designate Indebtedness and other obligations as Additional Obligations hereunder by delivering to the Applicable Collateral Agent and each Collateral Agent (i) a certificate signed by a Responsible Officer of the Company (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (B) stating that such Indebtedness and other obligations are designated as Additional Obligations for purposes hereof, (C) representing that such designation of such Indebtedness and other obligations as Additional Obligations complies with the terms of the Credit Documents then outstanding and that, after giving effect to the designation of such Additional Obligations, such Additional Obligations and the holders thereof shall be subject to and bound by this Agreement and (D) specifying the name and address of the Collateral Agent for such Indebtedness and other obligations and (ii) a fully executed Joinder (substantially in the form attached as Annex A). Each Collateral Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent identified in such Joinder shall act hereunder for the benefit of all Additional Secured Parties under such Joinder, and each Collateral Agent agrees to the appointment, and acceptance of the appointment, of the Applicable Collateral Agent as agent for the holders of such Additional Obligations as set forth in each Joinder and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Obligations Absolute. Except as otherwise provided herein, the Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Collateral Agent and the other Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Credit Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the Obligations, it being specifically acknowledged that a portion of the Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Credit Document;

(e) the securing of any Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement, other than discharge in full of such Obligations.

SECTION 5.06. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or e-mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.09. Submission To Jurisdiction Waivers. Each of the parties hereto, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) agrees that a final judgment in any such action or proceeding shall be conclusive and may be entered and enforced in other jurisdictions by suit on the judgment or in any other manner provided or permitted by law;

(c) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and any right to which it may be entitled on account of place of residence or domicile;

(d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 5.01 or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(e) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.09 any special, exemplary, punitive or consequential damages.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Credit Documents or Security Documents, the provisions of this Agreement shall control.

SECTION 5.13. Provisions Solely to Define Relative Rights.

(a) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.10 and Article V, which provision may be relied upon and enforced by the Company and each Guarantor). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

(b) The undertakings, obligations and liabilities of each Grantor incorporated under the laws of Sweden under this Agreement shall be limited if (and only if) and to the extent they would constitute unlawful distribution of assets within the meaning of Chapter

17 Sections 1-4 (or its equivalent from time to time) of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) (the “Swedish Companies Act”) or unlawful financial assistance within the meaning of Chapter 21 Section 5 (or its equivalent from time to time) of the Swedish Companies Act, and it is understood that the undertakings, obligations and liabilities of each Grantor incorporated under the laws of Sweden under this Agreement only apply to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

SECTION 5.14. Collateral Agents. It is understood and agreed that (a) Barclays Bank PLC, is entering into this Agreement in its capacity as collateral agent under the Credit Agreement, and the provisions of Article IX of the Credit Agreement applicable to Barclays Bank PLC, as collateral agent thereunder shall also apply to Barclays Bank PLC, as Bank Collateral Agent hereunder, and (b) Wilmington Trust, National Association is entering into this Agreement in its capacity as Trustee pursuant to the Indenture and Collateral Agent pursuant to the Indenture and the Notes Collateral Agreement and, as such is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided in the Indenture and the Notes Collateral Agreement.

SECTION 5.15. Integration. This Agreement together with the other Credit Documents and the Security Documents represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or the Security Documents.

SECTION 5.16. Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any Obligations, the Company shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor.” Upon the execution and delivery by any Subsidiary of a Grantor Joinder (substantially in the form attached as Annex B), any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.17. Appointment of Barclays Bank PLC as Notes Foreign Collateral Agent.

(a) (i) The Notes Collateral Agent hereby appoints the Notes Foreign Collateral Agent as its “collateral sub-agent” solely for purposes of the Notes Foreign Collateral Documents and authorizes the Notes Foreign Collateral Agent to enter into the Notes Foreign Collateral Documents also as “collateral sub-agent” of the Notes Collateral Agent and to hold the security interests granted thereunder in the Collateral on behalf of and for the benefit of the Notes Collateral Agent and the Indenture Secured Parties, pursuant to the terms of the Notes Foreign Collateral Documents, the Indenture and this Section 5.17. Each of the parties hereto agrees that the Notes Foreign Collateral Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Notes Foreign Collateral Document and no other duties, obligations or responsibilities shall be implied.

(ii) Subject to this Section 5.17, in relation to the Notes Foreign Collateral Documents governed by the laws of Switzerland (“Swiss Notes Collateral Documents”), the Notes Collateral Agent in its capacity as creditor of the Parallel Debt (as defined in the Indenture) hereby authorizes the Notes Foreign Collateral Agent to act in the name and for the account of the Notes Collateral Agent and thereby to (1) accept and hold as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security made or expressed to be made to the Notes Collateral Agent, (2) agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Notes Collateral Document, (3) effect as its direct representative (direkter Stellvertreter) any release of such security, and (4) exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Notes Collateral Agent under this Agreement, under the Indenture or under the relevant Swiss Notes Collateral Document.

(iii) The Notes Foreign Collateral Agent shall have no independent power to enforce or have recourse to, any of the Applicable Collateral solely in its capacity as Notes Foreign Collateral Agent for the benefit of the Notes Collateral Agent and the Indenture Secured Parties or to exercise any rights or powers arising under the Notes Foreign Collateral Documents solely in such capacity except, in each case, as directed by the Notes Collateral Agent in writing. Notwithstanding the foregoing or anything in this Section 5.17 or any Notes Foreign Collateral Documents, Barclays Bank PLC, solely in its capacity as Bank Collateral Agent for the benefit of the Credit Agreement Secured Parties under the Notes Foreign Collateral Documents, is not subject to any of the terms of this Section 5.17 and this Section 5.17 shall in no way restrict the duties, rights, obligations and responsibilities of Barclays Bank PLC in such capacity under the Notes Foreign Collateral Documents or under this Agreement.

(b) Application of Proceeds.

(i) All moneys and property from time to time received or recovered by the Notes Foreign Collateral Agent in connection with or as a consequence of the Notes Foreign Collateral Documents shall be held by the Notes Foreign Collateral Agent in trust for the Notes Collateral Agent and shall be applied in accordance with this Agreement.

(ii) The Notes Foreign Collateral Agent shall promptly notify the Notes Collateral Agent in writing upon receiving or recovering any monies or property in connection with or as a consequence of the Notes Foreign Collateral Documents.

(c) Notes Foreign Collateral Agent’s Duties, Rights and Protections.

(i) The Notes Foreign Collateral Agent shall:

(A) act solely in accordance with any written instructions or directions given to it by the Notes Collateral Agent and shall be entitled to assume that, unless it has received actual written notice of revocation, any instructions or directions previously given by the Notes Collateral Agent have not been revoked; and

(B) be entitled to request instructions, or clarification of any direction, from the Notes Collateral Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Notes Foreign Collateral Agent shall refrain from acting unless and until those instructions or clarification are received by it. Upon being requested for instructions, the Notes Collateral Agent will use best endeavors to provide such instructions (including seeking instructions from the Indenture Secured Parties) promptly.

(ii) The Notes Foreign Collateral Agent shall promptly inform the Notes Collateral Agent in writing of:

(A) the contents of any notice or document received by it in its capacity as Notes Foreign Collateral Agent from any Grantor under the Notes Foreign Collateral Documents; and

(B) the occurrence of any Event of Default (as defined in the Notes Foreign Collateral Document) of which the Notes Foreign Collateral Agent has received written notice from any other party in its capacity as Notes Foreign Collateral Agent.

(iii) At any time after receipt by the Notes Foreign Collateral Agent of notice from the Notes Collateral Agent directing the Notes Foreign Collateral Agent to exercise all or any of its rights, remedies, powers or discretions under the Notes Foreign Collateral Documents in its capacity as Notes Foreign Collateral Agent, the Notes Foreign Collateral Agent shall use commercially reasonable efforts to comply with such directions.

(iv) The Notes Foreign Collateral Agent shall, if it receives any instructions or directions from the Notes Collateral Agent to take any action in relation to the Applicable Collateral, assume that all applicable conditions under the Notes Foreign Collateral Documents for taking that action have been satisfied and that the Notes Collateral Agent is entitled to give such instructions or directions.

(v) In no circumstances shall the Notes Foreign Collateral Agent be obliged to verify the contents of any notice or communication received by it.

(vi) In no event shall the permissive right of the Notes Foreign Collateral Agent to take any actions pursuant to this Agreement or any Notes Foreign Collateral Document be construed as an obligation or duty to do so.

(vii) The Notes Foreign Collateral Agent may with the consent of the Notes Collateral Agent, which consent will not be unreasonably withheld, instead of acting personally, employ and pay an agent on any terms, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Notes Foreign Collateral Agent pursuant to this Agreement and the Notes Foreign Collateral Documents (including the receipt and payment of money) and the Notes Foreign Collateral Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of any misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person, provided that due care is taken by the Notes Foreign Collateral Agent in the selection of that person. Any agent so employed shall be entitled to receive all properly incurred professional and other charges for business transacted and acts done in connection with such employment.

(viii) In no event shall the Notes Foreign Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder or under the Notes Foreign Collateral Documents arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God.

(ix) No provision of this Agreement or the Notes Foreign Collateral Documents shall require the Notes Foreign Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any rights or powers and the Notes Foreign Collateral Agent shall not have any obligation to take any action under this Agreement or the Notes Foreign Collateral Documents (including, but not limited to, in the event of enforcement) unless it is indemnified and/or secured to its satisfaction (whether by way of payment in advance or otherwise), provided that this shall not affect any obligation of the Notes Foreign Collateral Agent arising under this Agreement or the Notes Foreign Collateral Documents to apply monies received by it in accordance with this Agreement.

(x) Notwithstanding anything contained in this Agreement or the Notes Foreign Collateral Documents, the Notes Foreign Collateral Agent shall not be responsible for (i) payment of any taxes, stamp duty or any other governmental levy, charges or impost as a result of it acting as Notes Foreign Collateral Agent or enforcing any security hold by it pursuant to this Agreement or the Notes Foreign Collateral Documents or (ii) making any deduction or withholding in respect of any taxes, duty or any other governmental levy, charges or impost in respect of any amounts paid, received or distributed to it from the proceeds of any enforcement of the Applicable Collateral; provided, however, that if, notwithstanding the foregoing, the Notes Foreign Collateral Agent is required by applicable law to make any deduction or withholding from any distribution or payment made by it under this Agreement or the Notes Foreign Collateral Documents or the Notes Foreign Collateral Agent is otherwise charged to, or may become liable to, any tax, levy, charge or impost as a consequence of performing its duties under this Agreement or Notes Foreign Collateral Documents, or otherwise, then the Notes Foreign Collateral Agent shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received or held by it pursuant to this Agreement or the Notes Foreign Collateral Documents an amount sufficient to discharge any such liability.

(xi) Notwithstanding anything contained in this Agreement or the Notes Foreign Collateral Documents, the Notes Foreign Collateral Agent may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any governmental agency or authority of any jurisdiction or which would or might in its opinion otherwise render it liable to any person and may do anything which is, in its absolute opinion and discretion, necessary to comply with any such law, directive or regulation.

(xii) The Notes Foreign Collateral Agent and its subsidiaries and affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the parties to this Agreement, the Notes Foreign Collateral Documents and any other grantor of Applicable Collateral.

(xiii) The Notes Foreign Collateral Agent shall not be under any obligation to insure any of the Applicable Collateral or to require any other person to maintain any insurance or otherwise to see to any matters relating to insurance. The Notes Foreign Collateral Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(xiv) The Notes Foreign Collateral Agent shall accept without enquiry, requisition, objection or investigation such title as the Grantors may have to the Applicable Collateral and shall not be liable for any failure or omission to ascertain or investigate such title.

(xv) The Notes Foreign Collateral Agent shall not have or be deemed to have any relationship of trust or agency with any Grantor.

(xvi) For the avoidance of doubt, the parties to this Agreement acknowledge and agree that in discharging any of its duties, rights, powers or discretions hereunder or pursuant to the terms of the Notes Foreign Collateral Documents the Notes Foreign Collateral Agent shall be accorded the benefit of all the rights, powers, protections and indemnities set out in this Agreement.

(d) Limitation of Notes Foreign Collateral Agent’s Liability. The Notes Foreign Collateral Agent shall not have any responsibility or be liable for:

(i) the adequacy, accuracy and/or completeness of any information supplied by the Notes Foreign Collateral Agent from any other person in connection with the Notes Foreign Collateral Documents or the transactions contemplated therein, or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Notes Foreign Collateral Documents;

(ii) the legality, validity, effectiveness, perfection or failure to perfect, adequacy or enforceability of the Notes Foreign Collateral Documents or the security purported to be granted thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection therewith;

(iii) any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to the Notes Foreign Collateral Documents or otherwise, whether in accordance with an instruction from the Collateral Agent or otherwise, unless caused directly by the Notes Foreign Collateral Agent’s gross negligence or willful misconduct;

(iv) any shortfall which arises on or as a result of the enforcement of the Applicable Collateral, searches, reports, certificates, valuations or investigations given or required in connection with or pursuant to the Notes Foreign Collateral Documents or any of the assets purported to be the subject of the Notes Foreign Collateral Documents; or

(v) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations given or required in connection with or pursuant to the Notes Foreign Collateral Documents or any of the assets purported to be the subject of the Notes Foreign Collateral Documents.

(e) Costs and Expenses; Indemnities.

(i) The Notes Collateral Agent shall pay the Notes Foreign Collateral Agent’s costs (including legal fees) and expenses (together with any applicable VAT) properly incurred by the Notes Foreign Collateral Agent in performing its functions pursuant to its delegation under this Agreement. Each Grantor agrees that all such costs and expenses paid by the Notes Collateral Agent shall be subject to reimbursement pursuant to Section 7.6 of the Indenture, but the obligation of the Notes Collateral Agent to pay the Notes Foreign Collateral Agent pursuant to this Section 5.17(e) is absolute and shall remain in full force and effect regardless of whether it is reimbursed pursuant to the Indenture.

(ii) The Notes Collateral Agent and each Grantor, jointly and severally, shall on demand by the Notes Foreign Collateral Agent indemnify and keep indemnified the Notes Foreign Collateral Agent, its directors, employees, agents and affiliates acting in connection with this Agreement and the Notes Foreign Collateral Documents (the “Indemnified Persons”) (a) against all liabilities, costs, charges and expenses to which the Indemnified Persons become subject or properly incurred by any of them in the execution or purported execution of the trusts, powers, authorities and discretions vested in them by, or otherwise arising out of or in connection with, this Agreement and the Notes Foreign Collateral Documents, and (b) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted relating to, or otherwise arising out of or in connection with, this Agreement and the Notes Foreign Collateral Documents, except to the extent that they are sustained or incurred as a result of the gross negligence or willful misconduct of any of them.

(iii) Any person seeking indemnification hereunder shall notify the person from whom it is seeking indemnification of the commencement of any identifiable action or claim as promptly as practicable after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense or such action or claim, which defense shall be reasonable under the circumstances. No Indemnified Person shall comprise or settle any such action or claim without the consent in writing of the indemnifying person, which consent shall not be unreasonably withheld.

(f) Resignation of Notes Foreign Collateral Agent. Any resignation by Barclays Bank PLC as Bank Collateral Agent pursuant to Section 9.09 of the Credit Agreement shall also constitute its resignation as Notes Foreign Collateral Agent hereunder and under any Notes Foreign Collateral Document.

(g) Termination. The obligations of the Notes Foreign Collateral Agent under this Section 5.17 shall terminate upon the Notes Foreign Collateral Agent’s receipt of written notice from the Notes Collateral Agent confirming that either the Indenture Obligations are no longer secured by any of the Liens on the Applicable Collateral or that all of the Indenture Obligations have been paid in full (other than any contingent obligations).

(h) Parallel Debt.

(i) France. Without prejudice to the provisions of this Agreement and the Credit Documents and for the purpose of taking security interests in Collateral located in France or subject to French law pursuant to Notes Foreign Collateral Documents governed by the laws of France (such Notes Foreign Collateral Documents collectively, the “French Collateral Documents”) to be granted by any Grantor (the “French Collateral Provider”) to the Notes Foreign Collateral Agent for the benefit of the Credit Agreement Secured Parties and/or the Indenture Secured Parties (or any of them), an amount equal to and in the same currency as the Credit Agreement Obligations and the Indenture Obligations from time to time due by such French Collateral Provider in accordance with the terms and conditions of the Credit Documents including for the avoidance of doubt, any limitations set forth therein, shall be owing as separate and independent obligations of such French Collateral Provider to the Notes Foreign Collateral Agent as creditor in its own right and not as representative of the other Credit Agreement Secured Parties or the Indenture Secured Parties (such payment undertaking and the obligations and liabilities which are the result thereof the “Parallel Debt”).

(ii) Each French Collateral Provider and the Notes Foreign Collateral Agent acknowledge that (i) for this purpose the Parallel Debt constitutes undertakings, obligations and liabilities of each French Collateral Provider to the Notes Foreign Collateral Agent as creditor in its own right and not as a representative under the Credit Documents and the French Collateral Documents which are separate and independent from, and without prejudice to, the corresponding Credit Agreement Obligation and/or the Indenture Obligations, which such French Collateral Provider has to the Credit Agreement Secured Parties and/or the Indenture Secured Parties and (ii) that the Parallel Debt represents the Notes Foreign Collateral Agent’s own independent rights and claims to demand and receive payment of the Parallel Debt; provided that the total amount which may become due under the Parallel Debt shall never exceed the total amount which may become due under the Credit Documents; provided, further, that the Notes Foreign Collateral Agent shall exercise its rights with respect to the Parallel Debt solely in accordance with this Agreement, the Credit Documents and any French Collateral Document.

(iii) Every payment of monies made by a French Collateral Provider to the Notes Foreign Collateral Agent shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by such French Collateral Provider contained in Section 5.17(h)(i); provided that if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application the Foreign Notes Collateral Agent shall be entitled to receive the amount of such payment from such French Collateral Provider and such French Collateral Provider shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged.

(iv) Subject to the provision in Section 5.17(h)(iii), but notwithstanding any of the other provisions of this Section 5.17(h):

(A) the total amount due and payable as Parallel Debt under this Section 5.17(h) shall be decreased to the extent that a French Collateral Provider shall have paid any amounts to the Notes Foreign Collateral Agent on behalf of the applicable Credit Agreement Secured Parties and/or Indenture Secured Parties or any of them to reduce the outstanding principal amount of the applicable Credit Agreement Obligation or the Indenture Obligations or the Notes Foreign Collateral Agent on behalf of the applicable Credit Agreement Secured Parties or Indenture Secured Parties otherwise receives any amount in payment of such Credit Agreement Obligations and/or Indenture Obligations; and

(B) to the extent that a French Collateral Provider shall have paid any amounts to the Notes Foreign Collateral Agent under the Parallel Debt owed to it or the Notes Foreign Collateral Agent shall have otherwise received monies in payment of the Parallel Debt owed to it, the total amount due and payable under the Credit Documents and the French Collateral Documents shall be decreased as if said amounts were received directly in payment of the applicable Credit Agreement Obligations and/or Indenture Obligations.

(v) In the event of a resignation or replacement of the Notes Foreign Collateral Agent under the Credit Documents and the French Collateral Documents, the retiring or replaced agent shall at the French Collateral Providers’ sole cost and expense (including legal fees) (i) assign the Parallel Debt owed to it (but not by way of novation) and (ii) transfer any Collateral granted to it securing such Parallel Debt, in each case to the successor agent.

(i) German Collateral Documents.

(i) The Notes Foreign Collateral Agent shall:

(A) hold and administer any Collateral governed by German law which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) to it as trustee (treuhänderisch) for the benefit of the Secured Parties; and

(B) administer any Collateral governed by German law which is pledged (Verpfändung) or otherwise transferred to any Secured Party under an accessory security right (akzessorische Sicherheit) as agent.

(ii) Each Secured Party hereby authorizes the Notes Foreign Collateral Agent (whether or not by or through employees or agents):

(A) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Notes Foreign Collateral Agent under the Security Documents together with such powers and discretions as are reasonably incidental thereto;

(B) to take such action on its behalf as may from time to time be authorized under or in accordance with the Security Documents; and

(C) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Secured Party in connection with the Credit Agreement, the 2021 Notes and the Indenture under German law and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any Security Document governed by German law which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such Collateral.

(iii) Each of the Secured Parties hereby exempts the Notes Foreign Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch), in each case to the extent legally possible to such Secured Party, to make use of any authorization granted under this Agreement and to perform its duties and obligations as Notes Foreign Collateral Agent hereunder and under the Security Documents. A Secured Party which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Notes Foreign Collateral Agent accordingly.

(iv) Each Secured Party hereby ratifies and approves all acts and declarations previously done by the Notes Foreign Collateral Agent on such Secured Party’s behalf (including for the avoidance of doubt the declarations made by the Notes Foreign Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party as future pledgee or otherwise).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as Bank Collateral Agent

By:	/s/ Ann E. Sutton
	Name:	Ann E. Sutton
	Title:	Director

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

FLASH DUTCH 1 B.V. FLASH DUTCH 2 B.V. DUTCH COATINGS CO. 2 B.V. DUTCH COATINGS CO. 3 B.V.

By:	/s/ Martin W. Sumner
	Name:	Martin W. Sumner
	Title:	Managing Director A

Intertrust (Netherlands) B.V.
Managing Director B

By:	/s/ D. J. Jaarsma
	Name:	D. J. Jaarsma
	Title:	Proxyholder

By:	/s/ D.A. de Vries
	Name:	D. A. de Vries
	Title:	Proxyholder

LUX FINCO COATINGS 2 S.À R.L.

By:	/s/ Erica Herberg
	Name:	Erica Herberg
	Title:	Manager

DUPONT PERFORMANCE COATINGS ASIA HOLDING B.V. DUPONT PERFORMANCE COATINGS EMEA HOLDING B.V. DUPONT PERFORMANCE COATINGS LA HOLDING II B.V. TEODUR B.V.

By:	/s/ Annemiek van Leuven
	Name:	Annemiek van Leuven
	Title:	Managing Director

U.S. COATINGS ACQUISITION INC. COATINGS CO. U.S. INC.

By:	/s/ Martin W. Sumner
	Name:	Martin W. Sumner
	Title:	President and Secretary

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

COATINGS FOREIGN IP CO. LLC

By:	/s/ Martin W. Sumner
	Name:	Martin W. Sumner
	Title:	President

COATINGS CO (UK) LIMITED

/s/ Martin W. Sumner
Name:	Martin W. Sumner
Title:	Director

U.S. COATINGS UP CO. LLC DUPONT PERFORMANCE COATINGS, LLC

/s/ Martin W. Sumner
Name:	Martin W. Sumner
Title:	President

DUPONT PERFORMANCE COATINGS (U.K.) LIMITED

By:	/s/ Ian Blenkinsopp
	Name:	Ian Blenkinsopp
	Title:	Director

DUPONT POWDER COATINGS UK LIMITED

By:	/s/ Ian Blenkinsopp
	Name:	Ian Blenkinsopp
	Title:	Director

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

HERBERTS AMERICA, INC. DUPONT POWDER COATINGS USA, INC.

By:	/s/ Ines Taboada
	Name:	Ines Taboada
	Title:	Treasurer

FLASH LUX CO S.À R.L. LUXEMBOURG COATINGS S.À R.L. LUX FINCO COATINGS S.À R.L.

By:	/s/ Erica Herberg
	Name:	Erica Herberg
	Title:	Manager

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT